EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet as of December 31, 2015 and the unaudited pro forma combined statement of income for the year ended December 31, 2015 are based on (i) the audited consolidated financial statements of New Residential Investment Corp., or the Company, as of and for the year ended December 31, 2015 and (ii) the audited combined financial statements of SpringCastle America, LLC, SpringCastle Credit, LLC, SpringCastle Finance, LLC and SpringCastle Acquisition, LLC (collectively “SpringCastle”) as of and for the year ended December 31, 2015, each incorporated by reference in this filing.

The unaudited pro forma combined balance sheet as of December 31, 2015 gives effect to the Company’s acquisition of a controlling financial interest in SpringCastle (“SpringCastle Transaction”) as if it had occurred on December 31, 2015. The unaudited pro forma combined statement of income for the year ended December 31, 2015 gives effect to the SpringCastle Transaction as if it had occurred on January 1, 2015.

The historical financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the SpringCastle Transaction, (ii) factually supportable and, (iii) with respect to the unaudited pro forma combined statement of income, are expected to have a continuing impact on the combined results. However, such adjustments are estimates based on certain assumptions and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma combined financial information.

The unaudited pro forma combined financial information and accompanying notes present the impact of the Company’s acquisition of a controlling financial interest, and therefore, consolidation of all of the assets and related liabilities of SpringCastle. Following the SpringCastle Transaction, in the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income have been included and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma combined financial information is provided for informational and illustrative purposes only and should be read in conjunction with the Notes thereto and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference in this filing, as well as the audited combined financial statements of SpringCastle incorporated by reference in this filing. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma combined financial information. The unaudited pro forma combined financial information does not contain any significant commitments and contingencies and does not purport to reflect our results of operations or financial condition had the SpringCastle Transaction occurred at an earlier date. The unaudited pro forma combined financial information also should not be considered representative of our future financial condition or results of operations.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 2015
(dollars in thousands, except share and per share data)

	Historical New Residential Investment Corp. As of December 31, 2015	Historical SpringCastle As of December 31, 2015	Pro Forma Adjustments As of December 31, 2015		Pro Forma Combined As of December 31, 2015
Assets
Investments in:
Excess mortgage servicing rights, at fair value	$1,581,517				$1,581,517
Excess mortgage servicing rights, equity method investees, at fair value	217,221				217,221
Servicer advances, at fair value	7,426,794				7,426,794
Real estate securities, available-for-sale	2,501,881				2,501,881
Residential mortgage loans, held-for-investment	330,178				330,178
Residential mortgage loans, held-for-sale	776,681				776,681
Real estate owned	50,574				50,574
Consumer loans, held-for-investment	—	1,698,130	386,066	A	2,084,196
Consumer loans, equity method investees	—				—
Cash and cash equivalents	249,936	1,066	(50,231)	A, B	200,771
Restricted cash	94,702	69,255		A	163,957
Derivative assets	2,689				2,689
Trade receivable	1,538,481				1,538,481
Deferred tax asset, net	185,311				185,311
Other assets	236,757	148		A	236,905
	$15,192,722	$1,768,599	$335,835		$17,297,156

Liabilities and Equity

Liabilities
Repurchase agreements	$4,043,054				$4,043,054
Notes and bonds payable	7,249,568	1,912,267	(742)	A, C	9,161,093
Trades payable	725,672				725,672
Due to affiliates	23,785	529	(529)	A, C	23,785
Dividends payable	106,017				106,017
Accrued expenses and other liabilities	58,046	5,111	6,110	A, B	69,267
	12,206,142	1,917,907	4,839		14,128,888

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 230,471,202 issued and outstanding at December 31, 2015	2,304				2,304
Additional paid-in capital	2,640,893				2,640,893
Retained earnings - Gain on Remeasurement	—		71,250	D	71,250
Retained earnings	148,800	(149,308)	149,308	E	148,800
Accumulated other comprehensive income, net of tax	3,936				3,936
Total New Residential stockholders' equity	2,795,933	(149,308)	220,558		2,867,183
Noncontrolling interests in equity of consolidated subsidiaries	190,647		110,438	F	301,085
Total Equity	2,986,580	(149,308)	330,996		3,168,268
	$15,192,722	$1,768,599	$335,835		$17,297,156

See notes to unaudited pro forma combined financial information

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015
(dollars in thousands, except share and per share data)

	Historical New Residential Investment Corp. for the Year Ended December 31, 2015	Historical SpringCastle for the Year Ended December 31, 2015	Pro Forma Adjustments for the Year Ended December 31, 2015		Pro Forma Combined for the Year Ended December 31, 2015
Interest income	$645,072	$455,478	$(91,578)	G	$1,008,972
Interest expense	274,013	87,000	(1,790)	H	359,223
Net Interest Income	371,059	368,478	(89,788)		649,749

Impairment
Other-than-temporary impairment (“OTTI”) on securities	$5,788	$—	$—		$5,788
Valuation and loss provision on loans	18,596	67,936	—		86,532
	24,384	67,936	—		92,320

Net interest income after impairment	346,675	300,542	(89,788)		557,429

Other Income
Change in fair value of investments in excess mortgage servicing rights	38,643	—	—		38,643
Change in fair value of investments in excess mortgage servicing rights, equity method investees	31,160	—	—		31,160
Change in fair value of investments in servicer advances	(57,491)	—	—		(57,491)
Earnings from investments in consumer loans, equity method investees	—	—	—		—
Gain on consumer loans investment	43,954	—	(43,954)	I	—
Gain on settlement of investments, net	(17,207)	—	—		(17,207)
Other income	2,970	—	—		2,970
	42,029	—	(43,954)		(1,925)

Operating Expenses
General and administrative expenses	61,862	—	7,531	J	69,393
Management fee to affiliate	33,475	—	—		33,475
Incentive compensation to affiliate	16,017	—	9,140	K	25,157
Loan servicing expense	6,469	52,731	—		59,200
Other expense	—	7,531	(7,531)	J	—
	117,823	60,262	9,140		187,225

Income (Loss) Before Income Taxes	270,881	240,280	(142,882)		368,279
Income tax expense (benefit)	(11,001)	—	—	L	(11,001)
Net Income (Loss)	$281,882	$240,280	$(142,882)		$379,280
Noncontrolling interests in Income of Consolidated Subsidiaries	$13,246	$—	$69,979	M	$83,225
Net Income (Loss) Attributable to Common Stockholders	$268,636	$240,280	$(212,861)		$296,055

Net Income Per Share of Common Stock
Basic	$1.34				$1.47
Diluted	$1.32				$1.46

Weighted Average Number of Shares of Common Stock Outstanding
Basic	200,739,809				200,739,809
Diluted	202,907,605				202,907,605

See notes to unaudited pro forma combined financial information

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
SpringCastle Transaction

On March 31, 2016, the Company and BTO Willow Holdings II, L.P. and Blackstone Family Tactical Opportunities Investment Partnership - NQ - ESC L.P. (together, the “Blackstone Buyers”) entered into a purchase agreement (the “Purchase Agreement”) with certain wholly owned subsidiaries of OneMain Holdings, Inc. (the “Sellers”), pursuant to which the Company and the Blackstone Buyers (collectively, the “Buyers”) each acquired an additional equity ownership of 23.5% in SpringCastle for an aggregate purchase price of $111.6 million, including $11.2 million of contingent consideration to be paid into an escrow account within 120 days following March 31, 2016. Such contingent consideration is expected to be held in escrow for a period of up to five years following March 31, 2016, and, subject to the terms of the Purchase Agreement and depending on whether certain portfolio performance requirements are satisfied, paid to the Sellers or returned to the Buyers at the end of such five year period. The Company’s portion of the aggregate purchase price is $55.8 million including $5.6 million of contingent consideration.

In connection with the SpringCastle Transaction, the Company assumed the role of Managing Member charged with managing the business and affairs of SpringCastle, which resulted in the Company owning a controlling financial interest in SpringCastle. The Company’s act of obtaining control triggered the application of the acquisition model in Accounting Standard Codification (“ASC”) No. 805, including the fair value recognition of all net assets over which control has been obtained and the remeasurement of any previously held noncontrolling interest.

Based on the guidance in ASC No. 805, the Company has consolidated all of the assets and the related liabilities of SpringCastle assuming a gross purchase price of $237.5 million. This gross purchase price is representative of the fair value, measured in accordance with ASC No. 820, of 100% of the net assets of SpringCastle, which was used to derive the $111.6 million purchase price for an aggregate 47.0% of the equity ownership acquired in the SpringCastle Transaction.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of the Company and SpringCastle. Accordingly, the assets acquired and liabilities assumed are recorded at their acquisition date fair values. Such acquisition value was not materially different from the purchase price paid in consideration of acquiring substantially all of the assets and assuming the related liabilities of SpringCastle in accordance with ASC No. 805.

The major assets acquired and liabilities assumed from SpringCastle include Consumer Loans of $2,084.2 million and Bonds Payable of $1,911.5 million.

Consumer Loans

The fair value of Consumer Loans acquired of $2,084.2 million was estimated based on a discounted cash flow model that includes assumptions that are inherently subjective and unobservable. Significant inputs used in the valuations include expectations of conditional repayment rates, constant default rates, delinquency rates, loss severity and discount rates that market participants would use in determining the fair values of consumer mortgage loans. The Company’s fair value was corroborated by a fair value opinion from an independent third party.

Bonds Payable

The fair value of Bonds Payable assumed of $1,911.5 million is based on an internal discounted cash flow model supported by multiple broker quotations. The fair value of Bonds Payable is most significantly impacted by the market yield based on the interest rate and credit sensitivities of the underlying pools of collateral, which is incorporated into both the internal model and the broker quotations.

Preliminary Purchase Price Allocation

At this time, the Company has not finalized a detailed valuation of the assets acquired and liabilities assumed as part of the SpringCastle Transaction, and, accordingly, the unaudited pro forma combined financial information was prepared using a preliminary allocation of the estimated or actual purchase prices based on assumptions and estimates, which are subject to material changes. Additionally, the Company has not yet completed all of the analysis necessary to identify additional items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma combined financial information. The SpringCastle Transaction accounting will be completed within the required measurement period in accordance with the accounting guidance on business combinations, but in no event later than one year following the completion of the SpringCastle Transaction.

Upon completion of a final detailed valuation analysis, there may be additional increases or decreases to the recorded book values of assets and liabilities associated with the SpringCastle Transaction, including, but not limited to, commitments and contingencies that will give rise to future expenses that are not reflected in this unaudited pro forma combined financial information. Accordingly, once the necessary analyses is completed and the final purchase price and purchase price allocation is determined, actual results may differ materially from the information presented in this unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not contain any significant commitments and contingencies based upon the preliminary valuation discussed herein. The results of any additional facts and circumstances that materialize subsequent to the preparation of this unaudited pro forma combined financial information may differ materially from the information presented herein.

Conformity of Accounting Policies

Certain assets and liabilities and related processes of SpringCastle are expected to be integrated with those of the Company. This integration includes a review by the Company of SpringCastle’s accounting policies. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, the Company is not aware of any differences that would have a material impact on the combined financial statements.

Pro Forma Adjustments for the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2015

A. In accordance with ASC No. 805, the Company has performed a preliminary allocation of the purchase price to SpringCastle’s assets and liabilities in the accompanying unaudited pro forma combined financial information based on estimates. The final allocation of purchase price may differ materially from the pro forma amounts included herein. The preliminary allocation of the purchase consideration is as follows (in millions):

	Purchase Price Allocation		Historical SpringCastle As of December 31, 2015	Fair Value Adjustment
Consumer loans, held-for-investment	$2,084.1		$1,698.1	$386.0
Restricted cash	69.3		69.3	—
Cash and cash equivalents	1.1		1.1	—
Other assets	0.1		0.1	—
Total assets acquired	$2,154.6		$1,768.6	$386.0

Bonds payable	$1,911.5		$1,912.3	$(0.8)
Accounts payable and accrued expenses	5.6		5.6	—
Total liabilities assumed	$1,917.1		$1,917.9	$(0.8)

Estimated fair value of net assets acquired	$237.5	*

*	Represents the aggregate fair value of the Company’s preexisting interest of 30.0%, additional interest acquired on March 31, 2016 of 23.5%, and the noncontrolling interest of 46.5%.

B. Reflects the Company’s payment of the cash portion of the purchase price of $50.2 million and an accrual for the 10.0% purchase price holdback of $5.6 million within Accrued expenses and other liabilities for a 23.5% interest in accordance with the Purchase Agreement.

C. Certain amounts in the historical balance sheet of SpringCastle have been eliminated or reclassified to conform to the Company’s presentation and the details of these reclassifications are as follows:

•
Historical Bonds Payable carrying value of $1,912.3 million included $4.7 million of deferred financing costs and original issue discount that were eliminated by the Company’s fair value adjustment to the assumed debt; and,

•	Due to affiliates of $0.5 million has been reclassified to Accounts payable and accrued expenses.

D. In accordance with ASC No. 805-10-25-10, the Company remeasured its previously held equity investment in SpringCastle of 30.0% and recognized a $71.3 million gain reflected in retained earnings.

E. Reflects the elimination of SpringCastle historical retained earnings.

F. Reflects the recognition of the non-controlling interest of 46.5% held by Blackstone Buyers in SpringCastle.

Pro Forma Adjustments for the Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2015

G. The adjustment to interest income reflects the net accretion of the Company’s purchase discount or premium and accretable yield for the consumer loan portfolios accounted for under ASC No. 310-20 and ASC No. 310-30, respectively, had the portfolios been acquired by the Company as of January 1, 2015.

H. The net adjustment to interest expense of $1.8 million reflects 1) the elimination of historical SpringCastle amortization of deferred financing costs and original issue discount of $2.5 million and 2) the amortization of $0.7 million of the Company’s debt discount at acquisition using the interest method in accordance with ASC No. 310-20, had the Bonds Payable been assumed by the Company as of January 1, 2015.

I. Reflects the elimination of the Company’s gain on consumer loans investment representing its historical share of SpringCastle’s cumulative earnings that exceeded cumulative cash distributions. Given the SpringCastle Transaction and the Company’s consolidation of SpringCastle’s assets and liabilities, these gains are replaced with interest income and interest expense on the underlying assets and liabilities as described in G and H above.

J. Certain amounts in the historical statement of income of SpringCastle have been reclassified to conform to the Company’s presentation and the details of these reclassifications are as follows:

•	Other expense of $7.5 million to General and administrative expenses.

K. The adjustment to Incentive compensation to affiliate relates to the pro forma adjustments to the statement of income.

L. No pro forma adjustment for income tax expense has been reflected in the pro forma statement of income because incremental income allocable to taxable subsidiaries is minimal on a pro forma basis.

M. Reflects the recognition of the noncontrolling interest in income of SpringCastle as a consolidated subsidiary.